Exhibit 99.l   NEWS RELEASE

As previously announced, U.S. Cellular will hold a teleconference Feb. 26, 2014 at 9:30 a.m. CST.  Listen to the live call via the Events & Presentations pages of investors.teldta.com  or investors.uscellular.com.

FOR IMMEDIATE RELEASE

U.S. cellular reports fourth quarter 2013 results

CHICAGO, (Feb. 26, 2014) — United States Cellular Corporation (NYSE:USM) reported service revenues of $825.1 million for the fourth quarter of 2013, versus $1,008.9 million for the comparable period one year ago. Net income (loss) attributable to U.S. Cellular shareholders and related diluted earnings (loss) per share were $1.6 million and $0.02 respectively, for the fourth quarter of 2013, compared to $(39.6) million and $(0.47), respectively, in the comparable period one year ago.

Year-over-year comparisons are affected by the Divestiture Transaction and the deconsolidation of certain partnerships, in 2013.

“Billing system issues affected churn and overall financial performance for the fourth quarter.  However, we took important strategic actions in 2013 that position U.S. Cellular to compete more effectively,” said Kenneth R. Meyers, U.S. Cellular president and CEO. “We divested underperforming markets to focus on markets where we’re stronger, we converted to a new billing and operational support system to enable more effective service and product delivery, and we introduced Apple products and shared data plans to monetize the continued growth in data usage on the 4G LTE network. We ended the year with a strong balance sheet, after returning approximately $482 million to U.S. Cellular shareholders through a special dividend and we have agreements to sell non-strategic spectrum for over $400 million.

“We also expanded the 4G LTE network to nearly 90 percent of customers, giving us very competitive coverage in our markets to support our data growth strategies. We’ll continue to invest in our future by further expanding and enhancing our network. Network quality is the foundation of our strategy to increase customer additions and build loyalty, together with competitive devices, plans and pricing, outstanding customer service, and a Rewards Program that makes customers feel like members. We’re also committed to seeking opportunities to increase operational efficiency.”

2014 Estimated Results

Capital expenditures for 2014 are expected to be approximately $640 million, down from $738 million in 2013.  U.S. Cellular is not providing guidance for 2014 revenues and profitability at this time due to a number of factors, which involve significant uncertainty and affect the company’s ability to estimate future results with reasonable confidence.  Such factors include (i) the unprecedented number of actions related to pricing of service plans and devices, including device financing, announced by competitors in recent weeks, for which the company is evaluating and determining its response; and (ii) continuing elevated churn due, at least in part, to issues arising from the company’s billing system implementation in the second half of 2013.  Although the company expects churn to improve over the next several months, the extent and timing of the improvement is uncertain.

2013 Estimated and Actual Results

	2013 Estimated and Actual Results for the Year Ended December 31, 2013 (1)
	Estimate	Actual
(Dollars in millions)
Service revenues	$3,590-$3,640	$3,595
Adjusted income before income taxes (2)	$600-$700	$585
Capital expenditures	$735	$738

(1)     These estimated results were announced by U.S. Cellular on Nov. 1, 2013.  Both estimated and actual results reflect U.S. Cellular’s consolidated results for 2013.

(2)     Adjusted income before income taxes is defined as income before income taxes, adjusted for the items set forth in the reconciliation below. Adjusted income before income taxes excludes these items in order to show operating results on a more comparable basis from period to period. In addition, U.S. Cellular may exclude other items from adjusted income before income taxes if such items help reflect operating results on a more comparable basis. U.S. Cellular does not intend to imply that any such amounts that are excluded are non-recurring, infrequent or unusual; such amounts may occur in the future. Adjusted income before income taxes is not a measure of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”) and should not be considered as an alternative to income before income taxes as an indicator of the company’s operating performance or as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity. U.S. Cellular believes adjusted income before income taxes is a useful measure of U.S. Cellular’s operating results before significant recurring non-cash charges, discrete gains and losses, and financing charges (interest expense). The following table provides a reconciliation of income (loss) before income taxes to adjusted income before income taxes for 2013 estimated and actual results:

	2013 Estimated and Actual Results for the Year Ended December 31, 2013 (1)
	Estimate	Actual
(Dollars in millions)
Income (loss) before income taxes	$350-$450	$258
Depreciation, amortization and accretion expense	$790	$804
(Gain) loss on sale of business and other exit costs, net	($245)	($247)
(Gain) loss on license sales and exchanges	($325)	($255)
(Gain) loss on investments	($20)	($19)
Interest expense	$50	$44
Adjusted income before income taxes	$600-$700	$585

Conference Call Information

U.S. Cellular will hold a conference call on Feb. 26, 2014 at 9:30 a.m. CST.

▪  Access the live call on the Events & Presentation page of investors.uscellular.com  or at http://www.videonewswire.com/event.asp?id=98193.

▪  Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.

About U.S. Cellular

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 4.8 million customers in 23 states. The Chicago-based company had 6,700 full- and part-time associates as of Dec. 31, 2013. At the end of the fourth quarter of 2013, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Contacts

Jane McCahon, Vice President, Corporate Relations and Corporate Secretary

312-592-5379

jane.mccahon@teldta.com

Julie Mathews, Investor Relations Manager

312-592-5341

julie.mathews@teldta.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:   All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of any pending acquisition and divestiture transactions,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about U.S. Cellular, visit uscellular.com.

United States Cellular Corporation
Total Markets* Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Retail Customers
Postpaid
Total at end of period	4,267,000	4,343,000	4,412,000	5,060,000	5,134,000
Gross additions	176,000	165,000	165,000	191,000	241,000
Net additions (losses)	(71,000)	(60,000)	(120,000)	(74,000)	(41,000)
ARPU (1)	$53.53	$54.64	$54.18	$54.85	$54.56
Churn rate (2)	1.9%	1.7%	2.0%	1.7%	1.8%
Smartphone penetration (3) (4)	50.8%	47.1%	45.5%	43.5%	41.8%
Prepaid
Total at end of period	343,000	370,000	381,000	446,000	423,000
Gross additions	63,000	65,000	77,000	104,000	107,000
Net additions (losses)	(26,000)	(11,000)	(7,000)	23,000	37,000
ARPU (1)	$31.66	$28.72	$31.69	$33.31	$33.56
Churn rate (2)	8.3%	6.8%	6.8%	6.2%	5.8%
Total customers at end of period	4,774,000	4,875,000	4,968,000	5,736,000	5,798,000
Billed ARPU (1)	$50.25	$50.92	$50.60	$51.13	$50.94
Service revenue ARPU (1)	$57.05	$58.36	$57.45	$57.63	$58.00
Smartphones sold as a percent of total devices sold	79.6%	65.2%	66.0%	61.7%	62.9%
Total population
Consolidated markets (5)	58,013,000	84,025,000	84,025,000	93,943,000	93,244,000
Consolidated operating markets (5)	31,759,000	31,822,000	31,822,000	47,440,000	46,966,000
Market penetration at end of period
Consolidated markets (6)	8.2%	5.8%	5.9%	6.1%	6.2%
Consolidated operating markets (6)	15.0%	15.3%	15.6%	12.1%	12.3%
Capital expenditures (000s)	$208,100	$242,500	$168,500	$118,400	$253,100
Total cell sites in service	6,975	7,687	7,748	8,027	8,028
Owned towers in service	4,448	4,422	4,411	4,411	4,408

*         Represents U.S. Cellular’s consolidated markets. These are markets which U. S. Cellular currently consolidates, or previously consolidated in the periods presented, and is not adjusted in prior periods for subsequent divestitures or deconsolidations.

Refer to U.S. Cellular’s Form 8-K filed on February 26, 2014 for pro forma financial information related to the Divestiture Transaction and the NY1 & NY2 Deconsolidation for the three and twelve months ended December 31, 2013, as if the transactions had occurred at the beginning of the respective periods. Also refer to U.S. Cellular’s Form 8-K filed on May 3, 2013 for pro forma financial information related to the Divestiture Transaction and the NY1 & NY2 Deconsolidation for the twelve months ended December 31, 2012.

United States Cellular Corporation
Core Markets* Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Retail Customers
Postpaid
Total at end of period	4,267,000	4,343,000	4,412,000	4,463,000	4,496,000
Gross additions	176,000	165,000	165,000	176,000	208,000
Net additions (losses)	(71,000)	(60,000)	(53,000)	(33,000)	(19,000)
ARPU (1)	$53.53	$54.64	$54.44	$54.21	$53.91
Churn rate (2)	1.9%	1.7%	1.6%	1.6%	1.7%
Smartphone penetration (3) (4)	50.8%	47.1%	45.5%	43.0%	41.1%
Prepaid
Total at end of period	343,000	370,000	381,000	373,000	342,000
Gross additions	63,000	65,000	76,000	91,000	87,000
Net additions (losses)	(26,000)	(11,000)	8,000	31,000	37,000
ARPU (1)	$31.66	$28.72	$31.65	$32.92	$33.21
Churn rate (2)	8.3%	6.8%	6.0%	5.6%	5.1%
Total customers at end of period	4,774,000	4,875,000	4,968,000	5,005,000	5,022,000
Billed ARPU (1)	$50.25	$50.92	$50.98	$50.93	$50.71
Service revenue ARPU (1)	$57.05	$58.36	$57.88	$57.14	$57.67
Smartphones sold as a percent of total devices sold	79.6%	65.2%	66.1%	62.1%	62.9%
Total population
Consolidated markets (5)	58,013,000	84,025,000	84,025,000	84,025,000	83,384,000
Consolidated operating markets (5)	31,759,000	31,822,000	31,822,000	31,822,000	31,445,000
Market penetration at end of period
Consolidated markets (6)	8.2%	5.8%	5.9%	6.0%	6.0%
Consolidated operating markets (6)	15.0%	15.3%	15.6%	15.7%	16.0%
Capital expenditures (000s)	$211,200	$239,300	$171,200	$113,300	$241,400
Total cell sites in service	6,161	6,127	6,113	6,113	6,130
Owned towers in service	3,913	3,859	3,844	3,846	3,847

*         U.S. Cellular’s Core Markets excludes the Divestiture Markets and NY1 & NY2 markets for the periods presented.

Refer to U.S. Cellular’s Form 8-K filed on February 26, 2014 for pro forma financial information related to the Divestiture Transaction and the NY1 & NY2 Deconsolidation for the three and twelve months ended December 31, 2013, as if the transactions had occurred at the beginning of the respective periods. Also refer to U.S. Cellular’s Form 8-K filed on May 3, 2013 for pro forma financial information related to the Divestiture Transaction and the NY1 & NY2 Deconsolidation for the twelve months ended December 31, 2012.

(1)     ARPU metrics are calculated by dividing a revenue base by an average number of customers by the number of months in the period.  These revenue bases and customer populations are shown below:

a.        Postpaid ARPU consists of total postpaid service revenues and postpaid customers.

b.        Prepaid ARPU consists of total prepaid service revenues and prepaid customers.

c.         Billed ARPU consists of total postpaid, prepaid and reseller service revenues and postpaid, prepaid and reseller customers.

d.        Service revenue ARPU consists of total retail service revenues, inbound roaming and other service revenues and postpaid, prepaid and reseller customers.

(2)     Churn metrics represent the percentage of the postpaid or prepaid customers that disconnects service each month. These metrics represent the average monthly postpaid or prepaid churn rate for each respective period.

(3)     Smartphones represent wireless devices which run on an Android, Apple, BlackBerry or Windows Mobile operating system, excluding tablets.

(4)     Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)     Used only to calculate market penetration of consolidated and core markets and consolidated and core operating markets, respectively. See footnote (6) below.

(6)     Market penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated and core markets and consolidated and core operating markets, respectively, estimated by Claritas.

	United States Cellular Corporation
	Consolidated Statement of Operations Highlights
	Three Months Ended December 31,
	(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase (Decrease)
	2013	2012	Amount	Percent
Operating revenues
Service	$825,128	$1,008,924	$(183,796)	(18%)
Equipment sales	77,596	106,282	(28,686)	(27%)
Total operating revenues	902,724	1,115,206	(212,482)	(19%)

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	177,438	221,169	(43,731)	(20%)
Cost of equipment sold	346,847	309,182	37,665	12%
Selling, general and administrative	442,720	449,110	(6,390)	(1%)
Depreciation, amortization and accretion	210,371	169,242	41,129	24%
(Gain) loss on asset disposals, net	14,453	2,121	12,332	>100%
(Gain) loss on sale of business and other exit costs, net	(3,140)	25,170	(28,310)	>(100%)
(Gain) loss on license sales and exchanges	(255,479)	—	(255,479)	N/M
Total operating expenses	933,210	1,175,994	(242,784)	(21%)

Operating loss	(30,486)	(60,788)	30,302	50%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	32,152	18,780	13,372	71%
Interest and dividend income	994	821	173	21%
Gain on investment	29	10	19	>100%
Interest expense	(11,570)	(7,121)	(4,449)	(62%)
Other, net	135	327	(192)	(59%)
Total investment and other income	21,740	12,817	8,923	70%

Loss before income taxes	(8,746)	(47,971)	39,225	82%
Income tax benefit	(8,484)	(18,647)	10,163	55%
Net loss	(262)	(29,324)	29,062	99%
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(1,854)	10,298	(12,152)	>(100%)
Net income (loss) attributable to U.S. Cellular shareholders	$1,592	$(39,622)	$41,214	>(100%)

Basic weighted average shares outstanding	84,181	84,568	(387)	(1%)
Basic earnings (loss) per share attributable to U.S. Cellular shareholders	$0.02	$(0.47)	$0.49	>(100%)

Diluted weighted average shares outstanding	85,033	84,568	465	1%
Diluted earnings (loss) per share attributable to U.S. Cellular shareholders	$0.02	$(0.47)	$0.49	>(100%)

United States Cellular Corporation
Consolidated Statement of Operations Highlights
Twelve Months Ended December 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase (Decrease)
	2013	2012	Amount	Percent
Operating revenues
Service	$3,594,773	$4,098,856	$(504,083)	(12%)
Equipment sales	324,063	353,228	(29,165)	(8%)
Total operating revenues	3,918,836	4,452,084	(533,248)	(12%)

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	763,435	946,805	(183,370)	(19%)
Cost of equipment sold	999,000	935,947	63,053	7%
Selling, general and administrative	1,677,395	1,764,933	(87,538)	(5%)
Depreciation, amortization and accretion	803,781	608,633	195,148	32%
(Gain) loss on asset disposals, net	30,606	18,088	12,518	69%
(Gain) loss on sale of business and other exit costs, net	(246,767)	21,022	(267,789)	>(100%)
(Gain) loss on license sales and exchanges	(255,479)	—	(255,479)	N/M
Total operating expenses	3,771,971	4,295,428	(523,457)	(12%)

Operating income	146,865	156,656	(9,791)	(6%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	131,949	90,364	41,585	46%
Interest and dividend income	3,961	3,644	317	9%
Gain (loss) on investment	18,556	(3,718)	22,274	>(100%)
Interest expense	(43,963)	(42,393)	(1,570)	(4%)
Other, net	288	500	(212)	(42%)
Total investment and other income	110,791	48,397	62,394	>100%

Income before income taxes	257,656	205,053	52,603	26%
Income tax expense	113,134	63,977	49,157	77%
Net income	144,522	141,076	3,446	2%
Less: Net income attributable to noncontrolling interests, net of tax	4,484	30,070	(25,586)	(85%)
Net income attributable to U.S. Cellular shareholders	$140,038	$111,006	$29,032	26%

Basic weighted average shares outstanding	83,968	84,645	(677)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$1.67	$1.31	$0.36	27%

Diluted weighted average shares outstanding	84,730	85,230	(500)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.65	$1.30	$0.35	27%

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	December 31,	December 31,
	2013	2012
Current assets
Cash and cash equivalents	$342,065	$378,358
Short-term investments	50,104	100,676
Accounts receivable from customers and others	586,595	445,220
Inventory	238,188	155,886
Income taxes receivable	—	1,612
Prepaid expenses	65,596	62,560
Net deferred income tax asset	99,105	35,419
Other current assets	19,538	16,745
	1,401,191	1,196,476

Assets held for sale	16,027	216,763

Investments
Licenses	1,401,126	1,456,794
Goodwill	387,524	421,743
Investments in unconsolidated entities	265,585	144,531
Long-term investments	—	50,305
	2,054,235	2,073,373

Property, plant and equipment
In service and under construction	7,717,512	7,478,428
Less: Accumulated depreciation	4,860,992	4,455,840
	2,856,520	3,022,588

Other assets and deferred charges	117,735	78,250

Total assets	$6,445,708	$6,587,450

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	December 31,	December 31,
	2013	2012
Current liabilities
Current portion of long-term debt	$166	$92
Accounts payable
Affiliated	11,243	10,725
Trade	405,583	310,936
Customer deposits and deferred revenues	256,740	192,113
Accrued taxes	73,820	35,834
Accrued compensation	66,566	90,418
Other current liabilities	192,055	114,881
	1,006,173	754,999

Liabilities held for sale	—	19,594

Deferred liabilities and credits
Net deferred income tax liability	836,297	849,818
Other deferred liabilities and credits	315,073	288,441

Long-term debt	878,032	878,858

Noncontrolling interests with redemption features	536	493

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,424,729	1,412,453
Treasury shares	(164,692)	(165,724)
Retained earnings	2,043,095	2,399,052
Total U.S. Cellular shareholders' equity	3,391,206	3,733,855

Noncontrolling interests	18,391	61,392

Total equity	3,409,597	3,795,247

Total liabilities and equity	$6,445,708	$6,587,450

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents U.S. Cellular’s cash and cash equivalents and investments at December 31, 2013 and December 31, 2012.

	December 31,	December 31,
	2013	2012

Cash and cash equivalents	$342,065	$378,358

Amounts included in short-term investments (1)(2)
U.S. Treasury Notes	50,104	100,676

Amounts included in long-term investments (1)
U.S. Treasury Notes	—	50,305

Total cash and cash equivalents and investments	$392,169	$529,339

(1)     Designated as held-to-maturity investments and are recorded at amortized cost on the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

United States Cellular Corporation
Consolidated Statement of Cash Flows
Twelve Months Ended December 31,
(Unaudited, dollars in thousands)

	2013	2012
Cash flows from operating activities
Net income	$144,522	$141,076
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	803,781	608,633
Bad debts expense	98,864	67,372
Stock-based compensation expense	15,844	21,466
Deferred income taxes, net	(75,348)	49,244
Equity in earnings of unconsolidated entities	(131,949)	(90,364)
Distributions from unconsolidated entities	125,660	84,417
(Gain) loss on asset disposals, net	30,606	18,088
(Gain) loss on sale of business and other exit costs, net	(246,767)	21,022
(Gain) loss on license sales and exchanges	(255,479)	—
(Gain) loss on investments	(18,556)	3,718
Noncash interest expense	1,059	(1,822)
Other operating activities	646	546
Changes in assets and liabilities from operations
Accounts receivable	(291,759)	(64,816)
Inventory	(82,422)	(28,786)
Accounts payable - trade	85,199	(4,977)
Accounts payable - affiliate	147	(1,458)
Customer deposits and deferred revenues	66,344	30,353
Accrued taxes	30,037	73,064
Accrued interest	273	167
Other assets and liabilities	(9,805)	(27,652)
	290,897	899,291

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(717,862)	(826,400)
Cash paid for acquisitions and licenses	(16,540)	(122,690)
Cash received from divestitures	811,120	49,932
Cash paid for investments	—	(120,000)
Cash received for investments	100,000	125,000
Other investing activities	(3,969)	(2,453)
	172,749	(896,611)

Cash flows from financing activities
Repayment of long-term debt	(414)	(145)
Common shares reissued for benefit plans, net of tax payments	5,784	(2,205)
Common shares repurchased	(18,544)	(20,045)
Payment of debt issuance costs	(23)	(514)
Dividends paid	(482,270)	—
Distributions to noncontrolling interests	(3,766)	(22,970)
Payments to acquire additional interest in subsidiaries	(1,005)	(3,167)
Other financing activities	299	569
	(499,939)	(48,477)

Net decrease in cash and cash equivalents	(36,293)	(45,797)

Cash and cash equivalents
Beginning of period	378,358	424,155
End of period	$342,065	$378,358

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Cash flows from operating activities	$(5,336)	$290,532	$290,897	$899,291
Deduct:
Cash used for additions to property, plant and equipment	195,682	214,969	717,862	826,400
Free cash flow (1)	$(201,018)	$75,563	$(426,965)	$72,891

(1)     Free cash flow is defined as Cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure which U.S. Cellular believes may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after Cash used for additions to property, plant and equipment.